Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Aurinia Pharmaceuticals Inc. (the Registrant) of our report dated February 27, 2023 relating to the consolidated financial statements and effectiveness of internal control over financial reporting of the Registrant, which appears in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2022.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Oakville, Ontario
May 26, 2023